UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2024 (April 19, 2024)

Capitalworks Emerging Markets Acquisition Corp

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41108	98-1598114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44320 Osgood Road

Freemont, CA 94539

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (202) 741-3677

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one redeemable warrant	CMCAU	The Nasdaq Stock Market LLC

Class A ordinary shares, par value $0.0001 per share	CMCA	The Nasdaq Stock Market LLC

Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	CMCAW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in Current Reports on Form 8-K filed by Capitalworks Emerging Markets Acquisition Corp, a Cayman Islands exempted company (the “Company”) with the Securities and Exchange Commission (the “SEC”) in May 2023, the Company and CEMAC Sponsor LP, a Cayman Islands exempted limited partnership (the “Prior Sponsor”) entered into non-redemption agreements (the “First Extension Non-Redemption Agreements”) with certain unaffiliated third parties (each, a “First Extension NRA Holder,” and collectively, the “First Extension NRA Holders”) on May 16, 2023, May 19, 2023 and May 22, 2023, in exchange for the First Extension NRA Holders agreeing either not to request redemption, or to reverse any previously submitted redemption demand with respect to an aggregate of 4,399,737 Class A ordinary shares, par value $0.0001 per share (the “Class A ordinary shares”) of the Company sold in the Company’s initial public offering (the “Public Shares”) in connection with the extraordinary general meeting of shareholders of the Company held on May 23, 2023. In consideration of the foregoing agreement, immediately prior to, and substantially concurrently with, the closing of the Company’s initial business combination (the “Business Combination”), (i) the Prior Sponsor (or its designees) agreed to surrender and forfeit to the Company, for no consideration, an aggregate of 1,099,935 Class A ordinary shares (which were converted from the Class B ordinary shares of the Company, par value $0.0001 per share, the “First Extension NRA Forfeited Shares”) and (ii) the Company agreed to issue to the First Extension NRA Holders a number of Class A ordinary shares equal to the number of First Extension NRA Forfeited Shares. Prior Sponsor and certain First Extension NRA holders entered into assignments of economic interest (the “Assignment Agreements”), pursuant to which Prior Sponsor agreed to transfer an aggregate of 24,000 Class A ordinary shares (the “Commitment Shares”) to certain First NRA Holders upon the consummation of the Business Combination.

Effective as of the Closing (as defined below) and pursuant to certain letter agreements, Prior Sponsor, New Sponsor and the First Extension NRA Holders agreed to (i) decrease the number of First Extension NRA Forfeited Shares from 1,099,935 First Extension NRA Forfeited Shares to an aggregate of 314,978 First Extension NRA Forfeited Shares and (ii) decrease the number of Commitment Shares from 24,000 Commitment Shares to an aggregate of 8,401 Commitment Shares.

As previously disclosed in the Current Report on Form 8-K filed by the Company with the SEC on December 6, 2021, the Company and Barclays Capital Inc. (“Barclays”), as representative of the underwriters, entered into an underwriting agreement on November 30, 2021 (the “Underwriting Agreement”). On March 20, 2024, the Company and Barclays entered into a letter agreement pursuant to which Barclays waived its Deferred Discount (as defined in the Underwriting Agreement).

On February 1, 2023, a loan agreement was entered into by and between the Company and the Prior Sponsor (the “Working Capital Loan”), pursuant to which the Prior Sponsor agreed to provide a loan of up to $1,500,000 to the Company. On April 19, 2024, Prior Sponsor and the Company terminated and cancelled the Working Capital Loan pursuant to a loan termination and release deed (the “Termination Agreement”). The Termination Agreement also provides for a mutual release of claims.

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed by the Company with the SEC on December 6, 2021, the Company and Capitalworks Investment Partners International Limited (the “Provider”), an affiliate of Prior Sponsor, entered into an administrative services agreement (the “Administrative Services Agreement”) on November 30, 2021, pursuant to which the Company agreed to pay the Provider a total of $20,000 per month for office space, utilities and secretarial and administrative support. On April 25, 2024, the Company and the Provider entered into a termination agreement to terminate the Company and Provider’s rights and obligations under the Administrative Services Agreement.

As previously disclosed in the Current Report on Form 8-K filed by the Company with the SEC on February 28, 2024, the Company and Prior Sponsor entered into non-redemption agreements (the “Second Extension Non-Redemption Agreements”) with certain unaffiliated third parties (each, a “Second NRA Holder,” and collectively, the “Second NRA Holders”) in exchange for the Second NRA Holders agreeing not to seek redemption, or to reverse previously submitted redemption demands, with respect to an aggregate of 1,025,000  Public Shares, in connection with the Company’s extraordinary meeting in lieu of an annual general meeting of shareholders held on February 29, 2024. In consideration of the foregoing agreement, immediately prior to, and substantially concurrently with, the closing of the Company’s initial business combination, (i) the Prior Sponsor (or its designees) agreed to surrender and forfeit to the Company for no consideration an aggregate of 76,875  Class A ordinary shares (which were converted from the Class B ordinary shares of the Company, par value $0.0001 per share, the “Second Extension NRA Forfeited Shares”), commencing on March 3, 2024 and on a quarterly basis on the 5th day of each subsequent quarter thereafter until the earlier of March 3, 2025 or the consummation of the Business Combination, up to an aggregate of 307,500  Class A ordinary shares and (ii) the Company agreed to issue to the Second NRA Holders a number of Class A ordinary shares equal to the number of Second Extension NRA Forfeited Shares.

Effective as of the Closing and pursuant to certain termination agreements, Prior Sponsor and certain Second NRA Holders agreed to terminate certain of the Second Extension Non-Redemption Agreements, representing an aggregate number of 187,500 Second Extension NRA Forfeited Shares, in exchange for Vikasati Partners LLC, a Delaware limited liability company (“New Sponsor”) paying to each Second NRA Holder an amount in cash equal to $0.5 multiplied by the total number of Second Extension NRA Forfeited Shares.

On June 15, 2021, the Company and Camber Base, LLC, an affiliate of Brown University (the “Forward Purchase Investor”) entered into a forward purchase agreement (as amended on March 1, 2023, the “Forward Purchase Agreement”) pursuant to which (i) the Forward Purchase Investor agreed that it, or any of its subsidiaries or affiliates, may, at the sole written election of the Forward Purchase Investor, purchase up to $20.0 million units (the “Forward Purchase Units”) of the Company, in a private placement that would close substantially concurrently with the closing of the Business Combination and (ii) the Forward Purchase Investors agreed that it, and any of its subsidiaries or affiliates would not redeem any Class A ordinary shares held by any of them in connection with the Business Combination. Each Forward Purchase Unit would consist of one Class A ordinary share and one-half of one redeemable warrant, where each whole redeemable warrant is exercisable to purchase one Class A ordinary share at an exercise price of $11.50 per share. On April 17, 2024, the Forward Purchase Investor and the Company entered into an amendment to the Forward Purchase Agreement pursuant to which the Forward Purchase Investor and the Company terminated the Forward Purchase Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Closing, on April 25, 2024, all the members of the Board of Directors and all of the officers of the Company resigned, and Suresh Guduru was appointed as Chairman and Chief Executive Officer, Brian Coad was appointed as a director and Chief Financial Officer, John Levy was appointed as a director, Suresh Singamsetty was appointed as a director, and Kishore Kondragunta was appointed as a director (Messrs. Guduru, Coad, Levy, Singamsetty and Kondragunta, collectively, the “New Directors”).

Biographies for each of the New Directors are set forth below.

Suresh Guduru has been in the technology, hospitality, production, distribution, wholesale, and retail of specialty foods industries for over 25 years and currently owns and operates several retail stores, restaurants, wholesale centers, and production facilities across the United States. He has served as Chief Executive Officer and Chairman of the Board of Cartica Acquisition Corp, a special purpose acquisition company (“Cartica Acquisition Corp”), since May 23, 2023. He has served as the Chief Executive Officer and Chief Technology Officer of Softengg, Inc., a software and technology services company, since September 1998. Since June 2021, he has served as Chief Executive Officer and Chairman of Namaste World Acquisition Corporation. Mr. Guduru has served as the Chairman and Director of Royal Treasures, Inc., a retail and wholesale food business, since May 2002. Mr. Guduru has also served as the Managing Member and Director of Green Foods, LLC, an import, grocery and hospitality business, since 2008. He has also served as the Chief Executive Officer of Organic Ingredients, Inc., a food and hospitality business, and President of Oakmead Village LLC, a real-estate business, since April 2012 and December 2012, respectively. In addition, Mr. Guduru has served as Chairman and Director of Gallant Services, Inc., a retail and wholesale food business, since August 2015 and as Chief Executive Officer and Chairman of Yuvika, Inc., a jewelry and accessories business, since September 2020. Moreover, Mr. Guduru has served as the Managing Member of AbSoMa LLC, an investments and real-estate holdings company, since June 2021. In addition, Mr. Guduru provides advisory services to engineering and technical teams at various high-tech companies in the US. Previously, he held leadership positions in technology and management at Qualcomm and Motorola, working on bringing the latest technologies to the market. Mr. Guduru obtained his Bachelor of Technology in Computer Science and Engineering in 1994 from Nagarjuna University, and his Masters of Technology in Computer Science from University of Hyderabad in 1997. The board has determined that Mr. Guduru’s significant experience in both retail and technology, in addition to a wide range of other industries, qualifies him to serve as Chairman of the board.

Brian Coad has served as Chief Operating Officer and Chief Financial Officer of Cartica Acquisition Corp since February 9, 2021. Mr. Coad has over 25 years of finance and operations experience across a wide variety of platforms, from public to private and start-up to middle market. From 2012 until the end of 2020, Mr. Coad was the Chief Operating Officer of Cartica Management, LLC (“Cartica”), where he was responsible for all non-investment related activities. Prior to joining Cartica, Mr. Coad was Chief Financial Officer and Head of Strategic Planning for the operating companies of PrinceRidge Holdings LP (“PrinceRidge”), a middle-market investment bank. As one of the initial employees of PrinceRidge, Mr. Coad built the finance and accounting function. While at PrinceRidge, he was responsible for accounting, finance, treasury and tax, as well as supporting brokerage clearing and operations. Prior to joining PrinceRidge, Mr. Coad was CFO for Broadpoint Securities Group, Inc. (Nasdaq: BPSG), a publicly traded middle-market investment bank. Mr. Coad was responsible for external and regulatory reporting, oversight of the firm’s clearing operations, and all corporate and business risk. Before becoming CFO, Mr. Coad was Broadpoint’s Director of Financial Planning and Analysis. Prior to joining Broadpoint, Mr. Coad was a co-founder and CFO of Frost Securities, Inc., a boutique investment bank and broker-dealer specializing in energy and technology. While at Frost, Mr. Coad was responsible for all logistics functions, including finance, accounting, operations, legal, compliance, IT and administration. Mr. Coad graduated from Southern Methodist University with a BBA in Finance and is a Chartered Financial Analyst. The board has determined that Mr. Coad’s significant experience in finance, in addition to a wide range of other industries, qualifies him to serve as a member of the board.

John Levy has served as director of Cartica Acquisition Corp since May 23, 2023. He has served as the chief executive officer and principal consultant for Board Advisory since May 2005. He also served as the chief executive officer of Sticky Fingers Restaurants, LLC from 2019 to 2020. Mr. Levy is a recognized corporate governance and financial reporting expert with over 40 years of progressive financial, accounting and business experience; including nine years in public accounting with three national accounting firms and having served as chief financial officer of both public and private companies for over 13 years. Since March 2023, Mr. Levy has served on the board of directors and as audit committee chair of Shengfeng Development Ltd. (Nasdaq: SFWL)., Mr. Levy has served on the board of directors and as audit committee chair of Paranovus Entertainment Technology Ltd, (Nasdaq: PAVS) since October 2019. Mr. Levy served on the board of directors of Applied Minerals, Inc. from January 2008 to August 2022, Washington Prime Group, Inc. from June 2016 to October 2021, Singularity Future Technology Limited (Nasdaq: SGLY) from November 2021 to February 2023, Takung Art Co., Ltd. (Nasdaq: TKAT) from March 2016 to June 2019, China Commercial Credit, Inc. from August 2013 to December 2016, Applied Energetics, Inc. (OTCM: AERG) from June 2009 to February 2016 as well as several other publicly held companies prior to 2016. Mr. Levy is a frequent lecturer and has written several articles and courses on accounting, finance business and governance. Mr. Levy is a Certified Public Accountant and a graduate of the Wharton School of Business at the University of Pennsylvania. He received his MBA from St. Joseph’s University in Philadelphia, Pennsylvania. The board has determined that Mr. Levy’s extensive experience in evaluating, investing in and governing companies for the benefit of shareholders, along with his experience and knowledge in accounting, public company reporting and auditing, and his broad network of relationships, make him highly qualified to be a member of the board.

Suresh Singamsetty has served as Chief Investment Officer and a director of Cartica Acquisition Corp since May 23, 2023. He has served as CEO of WiSilica Inc. since June 2013, and also as Director of WiSilica Inc., and its subsidiary, namely, WiSilica India Pvt. Ltd. Since June 2013. WiSilica Inc. is a technology company with more than 130 employees, providing scalable IoT platform solutions. Since July 2021, he has served as Chief Financial Officer and a director of Namaste World Acquisition Corporation. Mr. Singamsetty has also served as CTO of Tracesafe Inc. (CSE: TSF), a publicly listed technology company focusing on safety-based wearable technology, since May 2020. Tracesafe Inc. acquired WiSilica’s wearable unit that provides contact tracing and quarantine solution for governments and enterprises. Additionally, Mr. Singamsetty co-founded Transilica Inc., a developer of chips based on Bluetooth technology which was acquired by Microtune Inc. and served as its Director of Software Engineering from 2000 to 2003. Mr. Singamsetty also co-founded Martian Watches, a company manufacturing the first watch to utilize voice command, and served as its V.P. of Engineering from 2008 to 2013. He also co-founded Jaalaa Inc., a low power wireless semiconductor company, and served as its V.P. of Digital Engineering from 2003 to 2007. Mr. Singamsetty holds a Master of Computer Science from Indian Institute of Technology, Kanpur. The board has determined that Mr. Singamsetty’s significant experience in technology qualifies him to serve as a member of the board.

Kishore Kondragunta has served as a director of Cartica Acquisition Corp since May 23, 2023. He is a seasoned IT executive, investor, and business owner. Mr, Kondragunta has served as Head of IT of Woven by Toyota since January 2022. Mr. Kondragunta served as an IT Senior Director at Intel Corporation from March 2019 to January 2022. Since July 2021, he has served as Chief Investment Officer of Namaste World Acquisition Corporation. Previous to his time at Intel, Mr. Kondragunta served as a Tech Program Manager at Apple, Inc. from 2008 to 2012 and IT Senior director at Oracle from 2012 to 2019. He also founded Bayshore Investments LLC in 2020, a private equity firm, where he currently is a member. Mr. Kondragunta also owns and is a member of Bay Realty Investments LLC, a real-estate investment company which has invested in real-estate since 2016. This company has owned and successfully sold multiple multi-million-dollar homes. Moreover, Mr. Kondragunta is a member of LobStar Venture LLC, a restaurant, since November 2018. Kishore holds a bachelor’s degree in mechanical engineering and a Master’s degree in Telecommunications Management from Oklahoma State University, Stillwater, Oklahoma. The board has determined that Mr. Kondragunta’s technology background coupled with his experience in helping organizations through digital transformations make him highly qualified to be a member of the board.

There are no family relationships between each of the New Directors and any director, executive officer, or person nominated or chosen by the Company to become an executive officer of the Company. There are no transactions between the Company and each of the New Directors that are subject to disclosure under Item 404(a) of Regulation S-K.

In connection with the election of the New Directors and the New Sponsor, effective April 25, 2024, the Company and the New Directors entered into a joinder to (i) that certain letter agreement dated November 30, 2021, by and among the Company, the Prior Sponsor, and the other parties named therein and (ii) that certain registration rights agreement, dated November 30, 2021, by and among the Company, Prior Sponsor and certain securityholders.

Item 8.01. Other Events.

On April 19, 2024, Prior Sponsor entered into a securities purchase agreement (the “Securities Purchase Agreement”) with the New Sponsor (Prior Sponsor and New Sponsor together, the “Parties”), pursuant to which, among other things, New Sponsor would purchase (i) one Class B ordinary share of the Company, (ii) 3,925,000 Class A ordinary shares of the Company and (iii) 7,605,000 private placement warrants of the Company from Prior Sponsor, the existing directors and officers of the Company would resign, and new directors and officers designated by New Sponsor would be appointed. On April 25, 2024, the Parties closed the transactions contemplated by the Securities Purchase Agreement (the “Closing”).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2024

Capitalworks Emerging Markets Acquisition Corp

By:	/s/ Suresh Guduru
Name:	Suresh Guduru
Title:	Chief Executive Officer